EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free 1-800-337-3503 or go to website: www.proxy-direct.com.

3. Enter the [    ]-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	BROADMARK TACTICAL PLUS FUND	PROXY
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 8, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF BROADMARK FUNDS

The undersigned revoking previous proxies, hereby appoint(s) Theresa M. Bridge and Frank L. Newbauer, with full power of substitution in each, to vote all the shares of beneficial interest of Broadmark Tactical Plus Fund (the “Broadmark Fund”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Broadmark Fund (the “Meeting”) to be held at 300 Drake’s Landing Road, Suite 150, Greenbrae, California 94904, on December 8, 2014, at 9:00 a.m., Pacific Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [__________ ___], 2014, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503
999 9999 9999 999

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)
Signature(s)
Date	[ ]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

To approve an Agreement and Plan of Reorganization between Broadmark Funds, on behalf of the Broadmark Fund, and Salient MF Trust, on behalf of its new series, Salient Broadmark Tactical Plus Fund (the “Acquiring Fund”). Under this agreement, the Broadmark Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Broadmark Fund, in redemption of and in exchange for the shares of the Broadmark Fund. The Acquiring Fund would also assume all of the Broadmark Fund’s stated liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

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